Exhibit 10.47

DEVELOPMENT AGREEMENT

        This DEVELOPMENT AGREEMENT dated as of March 28, 2005, is by and between SONY ELECTRONICS INC., with offices at 1 Sony Drive, Park Ridge, New Jersey 07656-8003 (“Sony”), and GLOWPOINT, INC., with an office at 225 Long Avenue, Hillside, New Jersey 07205 (“Provider”).

WITNESSETH:

        WHEREAS, Sony wishes to engage Provider on a non-exclusive basis to perform certain services, including the creation and delivery of certain deliverables, as more particularly described in this Agreement (the “Services”), and Provider desires to accept association with Sony in such capacity.

        NOW, THEREFORE, in consideration of the mutual covenants and premises hereinabove and hereinafter set forth, the parties hereby agree as follows:

1. SERVICES/SCHEDULE

        Provider shall perform the Services described in Exhibit A attached to this Agreement and made a part hereof for Sony in accordance with the terms and conditions hereof. The implementation schedule and milestones for the Services are set forth in Exhibit B hereto.

2. COMPENSATION

        A. As full and complete consideration for the performance of the Services, Sony shall pay Provider such fees and reimburse such expenses as are set forth on Exhibit C attached to this Agreement and made a part hereof. Sony will have no obligation to pay any invoice submitted more than ninety (90) days from when such invoice should have been issued. Any fees payable on a per diem/per hour basis are only for those days/hours actually worked by Provider. Payment of such fees is subject to performance of the Services covered thereby to the reasonable satisfaction of Sony. Provider represents to Sony that such fees are at least as favorable as those charged to other clients of Provider for the performance of services similar to the Services. Provider will furnish Sony such evidence of reimbursable expenses as Sony may reasonably request as a condition for their payment.

        B. If Provider determines that it has any inquiries, problems or believes there are errors or discrepancies with respect to any amounts due to it pursuant to this Agreement, then Provider shall give Sony notice thereof within ninety (90) days of the date that the Services which gave rise to the inquiry, problem and/or discrepancy, etc. were performed. Provider’s failure to give Sony such notice will constitute a waiver of any and all right which Provider may have to any adjustment, charge or reimbursement by reason thereof.

        C. Provider shall maintain complete and accurate accounting records concerning the performance of the Services and will retain such records for a period of two (2) years following termination or expiration of this Agreement. Sony will have the right, upon giving Provider reasonable notice, to audit, at any time during the term hereof and throughout such period, Provider’s records relating to the costs, expenses, and disbursements made or incurred in connection with the performance of the Services.

3. KEY PERSONNEL

        A. Provider represents and warrants that Provider’s employees and permitted subcontractors assigned by Provider to perform the Services are qualified to do so.

        B. Provider shall not remove (other than by discharge) any of the employees or permitted subcontractors referred to in Paragraph 3A from the performance of the Services without giving Sony notice thereof. Sony may request in writing the removal of any of Provider’s employees or permitted subcontractors performing the Services who interact directly with Sony employees and/or customers whom Sony, in good faith, determines is unqualified or not suitable to perform the Services. Provider shall have thirty (30) days to resolve any issues related to employees or permitted subcontractors whose removal Sony has requested. The extent of removal shall be at Provider’s sole discretion but will at a minimum consist of the restriction of the identified employee or permitted subcontractors from interacting with Sony employees and/or customers.

4. REPRESENTATIONS AND WARRANTIES

        A. Provider represents and warrants to Sony that it has the experience and knowledge to perform the Services; that the performance of the Services shall not violate any proprietary rights of third parties, including, without limitation, patents, copyrights or trade secrets; and, that the performance of the Services will not violate any applicable law, rule, regulation or contractual obligations or confidential relationships which Provider may have to or with any third party, or violate the privacy of any third party from whom Provider may obtain any information in connection therewith.

        B. Provider represents and warrants that any deliverable and computer media furnished to Sony as part of the Services shall be free from computer viruses, and any undocumented and unauthorized methods for terminating or disrupting the operation of, or gaining access to, the deliverable, computer systems or other computing resources or data, or other code features which result in or cause, in whole or in part, directly or indirectly, damage, loss, or disruption to all or any part of the computer systems or other computing resources and that same will not incorporate any termination logic or any means to repossess such deliverable. For these purposes, “Termination logic” means computer code that uses the internal clock of the computer to test for the date and/or time (e.g., Friday the 13th), use count, execution key, or any related techniques as a trigger to render inoperable or otherwise disable the deliverable or any related computer system.

        C. EXCEPT FOR ANY EXPRESS WARRANTIES CONTAINED IN THIS AGREEMENT, PROVIDER MAKES NO OTHER WARRANTIES TO SONY

WHATSOEVER, AND PROVIDER HEREBY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, RELATING TO ITS PERFORMANCE OF THE SERVICES.

5. CONFIDENTIALITY

        A. Any disclosures of information by one party to the other party under this Agreement or pursuant to the transactions contemplated hereby shall be governed by the Confidentiality and Non-Disclosure Agreement between the parties dated January 25, 2005 (the “Confidentiality Agreement”). The terms of the Confidentiality Agreement will apply hereto and the transactions contemplated hereby for a period of two (2) years following the termination or expiration hereof.

        B. If, as part of the Services or otherwise, Provider receives Personal Information (as such term is defined in Exhibit D attached to this Agreement and made a part hereof), Provider shall comply with the terms and conditions of such Exhibit D with respect to such Personal Information.

6. OWNERSHIP

        A. All deliverables required by the Services and all tangible and intangible property, work products, inventions and discoveries which are conceived/developed/created/obtained by Provider specifically in connection with the performance of the Services (the “Work Product”), including, without limitation, all technical notes, schematics, software source and object code, prototypes, breadboards, computer models, artwork, literature, methods, processes and photographs, shall, as between Sony and Provider, be owned by Provider, and all right, title and interest therein, including, without limitation, patents and copyrights, will vest exclusively in Provider. Provider hereby grants to Sony an unlimited, worldwide, non-exclusive, perpetual, fully paid-up license to use the Work Product.

        B. All products, engineering data, business plans and information, specifications, drawings, or other property furnished by Sony to Provider in connection with the performance of the Services shall, as between Sony and Provider, remain the exclusive property of Sony. Such Sony property will be used by Provider for no purpose other than the performance of the Services. If requested by Sony, Provider will sign and deliver a written itemized receipt or loan agreement for all such property and be responsible for its safekeeping. Upon the termination or expiration of this Agreement, Provider will immediately return such property to Sony.

7. TERM, TERMINATION AND CANCELLATION

        A. This Agreement shall commence on the date first above written and thereafter remain in effect, unless and until terminated as set forth in this Paragraph, until all duties and obligations of the parties hereunder have been discharged.

        B. Either party may terminate this Agreement by giving the other party notice of the other’s failure to observe and perform any of the terms and conditions hereof on its part to be so observed and performed which is not cured within thirty (30) days.

8. NOTICES

        All notices and other communications required or permitted to be given under this Agreement shall be in writing and will be delivered personally, or mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by reputable overnight courier service or by telex, telecopy or other form of rapid transmission, confirmed by mailing as described above, addressed as follows:

If to Sony:	Sony Electronics Inc. 1 Sony Drive Park Ridge, NJ 07656 Attention: Vice President, Conferencing Solutions Facsimile #: (408) 955-5173
With a copy to:	Sony Electronics Inc. 16530 Via Esprillo, MZ 7300 San Diego, CA 92127 Attention: General Counsel, Law Department Facsimile #: (858) 942-7597
If to Provider:	Glowpoint, Inc. 225 Long Avenue Hillside, NJ 07205 Attention: Sherry Harmon Facsimile #: (973) 923-3352

Any notice so addressed and delivered personally will be deemed given upon receipt. Any notice so addressed and mailed will be deemed given upon deposit in the United States mails, or if sent by overnight courier service, on the next business day, or if sent by rapid transmission followed promptly by mailing, upon receipt of such transmission. Either party may change its address by giving the other notice thereof in the manner provided in this Paragraph.

9. INDEPENDENT CONTRACTOR

        In performing the Services, Provider represents and warrants to Sony that it will act in the capacity of an independent contractor and not as an employee or agent of Sony and will not represent that Provider is an agent or legal representative of Sony for any purpose whatsoever. Provider further represents and warrants to Sony that it has a properly executed and current Form I-9 for each employee who will provide the Services and that any such employee on visa status is in full compliance with such visa status and that, where applicable, Provider has a valid Labor Condition Application on file covering each and every Sony location where the Services are to be performed. Provider also represents and warrants to Sony that it will be solely responsible for the employment and remuneration of Provider’s employees and any claims with respect thereto, and will be solely responsible for the withholding and payment of all federal, state, and local income taxes as well as all FICA and FUTA taxes applicable to Provider, or such employees. Provider acknowledges that as an independent contractor, neither Provider nor any of such employees will be eligible for any Sony employee benefits, including, but not limited to, vacation, medical, dental, or pension benefits.

10. LIMITATION OF LIABILITY

        EXCEPT FOR (I) PAYMENT OF FEES OR CHARGES ARISING UNDER THIS AGREEMENT AND (II) LIABILITY FOR GROSS NEGLIGENCE OR WILFUL MISCONDUCT RESULTING IN DEATH, PERSONAL INJURY OR PROPERTY DAMAGE, EACH PARTY’S ENTIRE LIABILITY FOR ANY CLAIM, LOSS, DAMAGE OR EXPENSE FROM ANY CAUSE WHATSOEVER, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT INCLUDING NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, SHALL BE LIMITED TO DIRECT, PROVEN DAMAGES IN AN AMOUNT NOT TO EXCEED THE AGGREGATE AMOUNT OF ANY COMMISSIONS TO WHICH SONY IS ENTITLED UNDER THE SALES AGENT AGREEMENT BETWEEN THE PARTIES DATED THE DATE HEREOF (THE “SALES AGENT AGREEMENT”).

        NEITHER PARTY SHALL IN ANY EVENT BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTIAL, CONSEQUENTAL, OR ANY OTHER INDIRECT LOSS OR DAMAGE, INCLUDING LOST PROFITS OR LOST REVENUES, ARISING OUT OF THIS AGREEMENT OR ANY OBLIGATION RESULTING THEREFROM, OR THE USE OR PERFORMANCE OF ANY SERVICE, WHETHER IN AN ACTION FOR OR ARISING OUT OF ANY CAUSE WHATSOEVER, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT INCLUDING NEGLIGENCE, STRICT LIABILITY OR OTHERWISE. THIS CLAUSE SHALL SURVIVE FAILURE OF AN EXCLUSIVE REMEDY.

11. GENERAL

        A. If, at any time, Provider or Provider’s employees are performing the Services on Sony’s premises, they shall observe the working hours, working rules and security procedures established therefor by Sony.

        B. Provider shall comply with all federal, state, and local statutes, ordinances, and regulations applicable to the carrying on of Provider’s business and the performance of the Services.

        C. No right or interest in this Agreement shall be assigned or subcontracted by Provider without the prior written consent of Sony, and no delegation of the performance of the Services or other obligations owed by Provider to Sony shall be made without such consent of Sony, which consents may be withheld for any or no reason.

        D. No course of dealing, course of performance or failure of either Party strictly to enforce any term, right or condition of this Agreement shall be construed as a waiver of any term, right or condition.

        E. If any paragraph, or clause thereof, of these terms and conditions shall be held to be invalid or unenforceable in any jurisdiction in which these terms and conditions apply, then for such jurisdiction the meaning of such paragraph or clause shall be construed so as to render it enforceable to the extent feasible; and if no feasible interpretation would save such paragraph or clause, it shall be severed from these terms and conditions and the remainder shall remain in full force and effect, unless leaving the remainder in full force and effect would make the Agreement unjust.

        F. This Agreement shall be deemed to have been made in, and shall be construed pursuant to the laws of, the State of New York without regard to conflicts of laws provisions thereof. Any waivers or amendments of the terms and conditions hereof will be effective only if made in writing. The parties will attempt in good faith to resolve any controversy or claim arising out of or related to this Agreement promptly by negotiations between senior executives of the parties who have authority to settle the controversy (but who do not have direct responsibility for the administration hereof). The disputing party will give the other party written notice of the dispute. Within twenty (20) days after receipt of such notice, the receiving party shall submit to the other a written response. Such disputing party notice and such receiving party response will include: (i) a statement of its position and a summary of the evidence and arguments supporting its position; and, (ii) the name and title of the executive who will represent it in the negotiations. Such executives will meet at a mutually acceptable time and place within thirty (30) days of the date of the disputing party’s notice and thereafter as often as they reasonably deem necessary to exchange information and to attempt to resolve the dispute. If the dispute has not been resolved within sixty (60) days of the disputing party’s notice, or if either party will not meet within thirty (30) days, either party may initiate mediation of the dispute in accordance with the Center for Public Resources’ model procedure for mediation of business disputes. If the dispute is not resolved pursuant to such mediation procedure within sixty (60) days of the initiation thereof, or if either party will not participate in such mediation, then either party may initiate litigation by giving thirty (30) days prior notice to the other party. Notwithstanding the foregoing, either party may initiate litigation immediately with respect to any matter arising out of or in connection with the terms and conditions of this Agreement for which equitable relief is sought. All dates specified in this Section may be extended by the mutual written agreement of the parties. THE PARTIES HEREBY WAIVE TRIAL BY JURY IN CONNECTION WITH ANY ACTION OR SUIT ARISING UNDER THIS AGREEMENT OR OTHERWISE ARISING FROM THE RELATIONSHIP BETWEEN THE PARTIES HEREUNDER.

        G. Except as specifically provided in this Agreement, the rights and remedies of the parties set forth herein shall be cumulative and in addition to any rights and remedies available to them at law and/or in equity therefor.

        H. This Agreement, the Confidentiality Agreement, the Sales Agent Agreement and the Joint Marketing Agreement between the parties dated the date hereof supersede all prior oral or written understandings between the parties (including, without limitation, any prior agreement related to any of the Services) and constitute the entire agreement between them concerning the subject matter of this Agreement and shall not be contradicted, explained or supplemented by any course of dealing between the parties or any of their affiliates. There are no understandings or representations, express or implied, not expressly set forth in this Agreement, the Joint Marketing Agreement, the Sales Agent Agreement and the Confidentiality Agreement. This Agreement

may not be modified or amended except by a writing signed by the parties. If there is a conflict between any term or condition of this Agreement and any term or condition of any Appendix hereto, then the term or condition in the Appendix will take precedence with respect to the subject matter of the Appendix and the term or condition in the Agreement will take precedence with respect to all other matters.

        IN WITNESS WHEREOF, the parties have by their duly authorized representatives executed this Agreement as of the Effective Date.

Provider: GLOWPOINT, INC. By: /s/ David C. Trachtenberg Title: CEO and President	Sony: SONY ELECTRONICS INC. By: /s/ Michael McCausland Title: GM Visual Communications